Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement on Form S-1/A of our report dated August 13, 2007, relating to the financial statements of Liberty Acquisition Holdings Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ ROTHSTEIN KASS & COMPANY, P.C.

Roseland, New Jersey
October 4, 2007